EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 22, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-509-2020 Ex. 7331/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Reports Second Quarter 2014 Earnings
Strong Growth in Commercial Loans and Warehouse Purchase Program;
Net Income up $1.1 million, or 14.8%

PLANO, Texas, July 22, 2014 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced net income of $8.8 million for the quarter ended June 30, 2014, an increase of $1.1 million, or 14.8%, from the quarter ended March 31, 2014. Compared to the second quarter of 2013, net income increased by $644,000, or 7.9%. Basic and diluted earnings per share for the quarter ended June 30, 2014, was $0.23, up $0.03 from the linked quarter and up $0.02 from the quarter ended June 30, 2013. Core basic and diluted earnings per share for the quarter ended June 30, 2014, was $0.26, up $0.05 from the linked quarter and up $0.04 from the quarter ended June 30, 2013. Please see the table labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document to find a reconciliation of earnings per share calculated per generally accepted accounting principles ("GAAP") to core (non-GAAP) earnings per share.

In November 2013, the Company announced that it had entered into a definitive agreement under which LegacyTexas Group, Inc. ("LegacyTexas") will merge into the Company. The merger was approved by LegacyTexas' shareholders on May 19, 2014, and will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of over $5 billion. On June 17, 2014, the Company and LegacyTexas announced that additional time will be required to obtain regulatory approvals and to satisfy customary closing conditions necessary to complete the merger, and have jointly extended the agreement to August 31, 2014, pursuant to its terms.

Second Quarter 2014 Performance Highlights

•
Loans held for investment, excluding Warehouse Purchase Program loans, grew $141.9 million, or 6.4%, from March 31, 2014, with commercial loans increasing by $105.4 million, or 6.2%, to $1.80 billion at June 30, 2014.

•	Warehouse Purchase Program loans increased by $178.7 million, or 30.2%, from March 31, 2014, ending the June 30, 2014 quarter at $769.6 million.

•
The $1.1 million, or 14.8%, increase in net income for the quarter ended June 30, 2014, compared to the linked quarter, was driven by a $3.5 million, or 11.5%, increase in interest income on loans and a $467,000, or 9.4%, increase in non-interest income.

•	Deposits increased by $66.5 million, or 2.8%, from March 31, 2014.

•	Net interest margin for the quarter ended June 30, 2014, was 3.76%, a three basis point increase from the linked quarter and a four basis point increase compared to the second quarter of 2013.

“Our commercial lending momentum continued to pick up speed in the second quarter, with increases in every category of commercial loans, including our Warehouse Purchase Program,” said President and CEO Kevin Hanigan. “Both interest income and non-interest income were up, driving improved earnings and a higher net interest margin. We are pleased with the quarterly results, and we look forward to completing our highly accretive merger with LegacyTexas.”
Financial Highlights

	At or For the Quarters Ended
	June	March	June
(unaudited)	2014	2014	2013
	(Dollars in thousands, except per share amounts)
Net interest income	$32,922	$29,585	$30,438
Provision for loan losses	1,197	376	1,858
Non-interest income	5,429	4,962	5,743
Non-interest expense	23,350	22,155	21,703
Income tax expense	4,986	4,334	4,446
Net income	$8,818	$7,682	$8,174

Basic earnings per common share	$0.23	$0.20	$0.21
Weighted average common shares outstanding - basic	37,873,671	37,775,677	37,545,050
Estimated Tier 1 risk-based capital ratio[1]	16.42%	17.88%	17.97%
Tangible common equity to tangible assets - Non-GAAP [2]	13.44%	14.54%	14.10%
1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	June	March	June
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$28,794	$26,326	$24,844
Warehouse Purchase Program loans	5,094	4,062	7,307
Securities	3,150	3,259	3,120
Interest-earning deposit accounts	71	57	25
Total interest income	$37,109	$33,704	$35,296

Net interest income	$32,922	29,585	$30,438
Net interest margin	3.76%	3.73%	3.72%
Selected average balances:
Total earning assets	$3,499,223	$3,170,341	$3,271,436
Total loans	$2,834,750	$2,511,442	$2,544,695
Total securities	$545,944	$562,607	$680,931
Total deposits	$2,386,307	$2,287,496	$2,187,865
Total borrowings	$678,817	$464,723	$679,693
Total non-interest-bearing demand deposits	$414,746	$414,919	$393,815
Total interest-bearing liabilities	$2,650,378	$2,337,300	$2,473,743

Net interest income for the quarter ended June 30, 2014, was $32.9 million, a $3.3 million increase from the first quarter of 2014 and a $2.5 million increase from the second quarter of 2013. The $3.3 million increase from the linked quarter was primarily due to a $3.5 million, or 11.5%, increase in interest income on loans, which was driven by increased volume in commercial and Warehouse Purchase Program loans. The average balance of commercial and industrial loans increased by $122.5 million, or 26.2%, to $590.4 million from the first quarter of 2014, resulting in a $1.2 million increase in interest income. Additionally, the average balance of Warehouse Purchase Program loans increased by $125.0 million, or 28.0%, from the linked quarter, contributing $1.0 million of the increase in loan interest income. A $39.2 million, or 3.5%, increase in the average balance of commercial real estate loans compared to the linked quarter, as well as a nine basis point increase in the average yield on commercial real estate loans, resulted in a $775,000 increase in loan interest income.

Interest expense for the quarter ended June 30, 2014, remained relatively flat compared to the linked quarter, increasing by $68,000, or 1.7%. A $90,000 linked quarter increase in interest expense related to savings and money market accounts (primarily caused by new deposits from other financial institutions) was partially offset by a $52,000 decrease in interest expense related to time deposits, due to a six basis point decrease in the average rate paid on time deposits.

The $2.5 million increase in net interest income compared to the second quarter of 2013 was primarily due to a $1.7 million, or 5.4%, increase in interest income on loans, which was driven by higher commercial loan volume. For the three months ended June 30, 2014, the average balance of commercial and industrial loans increased by $274.2 million, or 86.7%, compared to the three months ended June 30, 2013, which resulted in a $2.3 million increase in interest income. Additionally, the average balance of commercial real estate loans increased by $207.9 million, or 21.6%, for the three months ended June 30, 2014, compared to the same period in 2013, contributing $1.9 million of the increase in loan interest income. The increases in loan interest income related to commercial loan volume were partially offset by a $183.7 million, or 24.3%, decrease in the average balance of Warehouse Purchase Program loans for the three months ended June 30, 2014, compared to the same period in 2013, as well as reductions in yields on all commercial and real estate loan portfolios.

Compared to the quarter ended June 30, 2013, interest expense for the quarter ended June 30, 2014, decreased by $671,000, or 13.8%, which was primarily due to a 54 basis point reduction in the average rate paid on time deposits, as well as a 15 basis point decrease in the average rate paid on borrowings.

The net interest margin for the second quarter of 2014 was 3.76%, a three basis point increase from the first quarter of 2014 and a four basis point increase from the second quarter of 2013. Accretion of interest related to the 2012 Highlands acquisition contributed four basis points to the net interest margin for the quarter ended June 30, 2014, compared to five basis points for the quarter ended March 31, 2014, and nine basis points for the quarter ended June 30, 2013. The average yield on earning assets for the second quarter of 2014 was 4.24%, a one basis point decrease from the first quarter of 2014 and an eight basis point decrease from the second quarter of 2013. The cost of deposits for the second quarter of 2014 was 0.34%, a one basis point decrease from the first quarter of 2014 and an 11 basis point decrease from the second quarter of 2013.

Non-interest Income

Non-interest income for the quarter ended June 30, 2014, was $5.4 million, a $467,000, or 9.4%, increase from the first quarter of 2014 and a $314,000, or 5.5%, decrease from the second quarter of 2013. The $467,000 increase from the first quarter of 2014 was primarily due to a $726,000 increase in the gain on sale and disposition of assets, which was attributable to $777,000 in gains recognized on two purchased credit impaired loans acquired from Highlands that were paid in full during the second quarter of 2014. Additionally, service charges and fees increased by $576,000, or 13.4%, compared to the first quarter of 2014, primarily due to a $355,000 increase in commercial loan syndication and pre-prepayment fees, as well as a $155,000 increase in Warehouse Purchase Program fee income due to increased loan production. These increases in the second quarter of 2014 were partially offset by an $856,000 decrease in other non-interest income from the linked quarter. This decline was primarily attributable to a $610,000 net decrease in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes recognized in the second quarter of 2014, compared to an increase of $39,000 recognized in the first quarter of 2014. Also, other non-interest income for the first quarter of 2014 included a $189,000 prepayment penalty on a held-to-maturity security.

The $314,000 decrease from the second quarter of 2013 was primarily due to a $755,000 decrease in other non-interest income, caused by the $610,000 net decrease in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes recognized in the second quarter of 2014, compared to no value change recognized in the second quarter of 2013. This decrease was partially offset by a $283,000, or 63.7%, increase in the gain on sale and disposition of assets, which was primarily attributable to the $777,000 in gains recognized on payoffs of purchased credit impaired loans during the second quarter of 2014 discussed above, compared to $331,000 in similar gains recognized during the second quarter of 2013.

Non-interest Expenses

Non-interest expense for the quarter ended June 30, 2014, was $23.4 million, a $1.2 million, or 5.4%, increase from the first quarter of 2014, and a $1.6 million, or 7.6%, increase from the second quarter of 2013. The $1.2 million increase from the first quarter of 2014 was driven by a $549,000, or 49.4%, increase in other non-interest expense, which was primarily due to the one-time payment to two directors who retired in May 2014 totaling $360,000, as well as a $483,000 increase in merger and acquisition costs related to the pending merger with LegacyTexas.

The $1.6 million increase from the second quarter of 2013 was primarily attributable to a $1.6 million, or 12.8%, increase in salaries and employee benefits expense, resulting from increased performance-based incentive accruals due to higher loan production, as well as increased ESOP and share-based compensation expense due to the rise in the Company's stock price. Additionally, health care costs increased by $247,000 compared to the second quarter of 2013, which also contributed to the increase in salaries and employee benefits expense. The Company incurred merger and acquisition costs related to the pending merger with LegacyTexas totaling $652,000 during the quarter ended June 30, 2014, with no comparable costs recognized during the second quarter of 2013. Reductions in advertising, occupancy and equipment and other non-interest expense partially offset these increases in non-interest expense for the three months ended June 30, 2014, compared to the same period in 2013.

Financial Condition

Gross loans held for investment at June 30, 2014, excluding Warehouse Purchase Program loans, increased by $141.9 million, or 6.4%, from March 31, 2014, and by $514.3 million, or 28.0%, from June 30, 2013, with increased commercial lending driving the loan growth. Commercial real estate loan balances at June 30, 2014, increased by $44.0 million, or 3.9%, from March 31, 2014, and by $171.8 million, or 17.4%, from June 30, 2013. Commercial and industrial loans at June 30, 2014, increased by $67.4 million, or 12.4%, from March 31, 2014, and by $298.0 million, or 95.2%, from June 30, 2013. Warehouse Purchase Program loans at June 30, 2014, increased by $178.7 million, or 30.2%, from March 31, 2014, and decreased by $134.7 million, or 14.9%, from June 30, 2013. Consumer loans at June 30, 2014, increased by $35.7 million, or 7.0%, from March 31, 2014, and by $33.1 million, or 6.5%, from June 30, 2013.

Energy loans, which are reported as commercial and industrial loans, totaled $222.2 million at June 30, 2014, up $9.4 million from $212.8 million at March 31, 2014 and up $164.7 million from June 30, 2013. In May 2013, the Company formed its Energy Finance group, which focuses on providing loans to private and public oil and gas companies throughout the United States. The group's offerings also include the Bank's full array of commercial services, including Treasury Management and letters of credit.

Total deposits at June 30, 2014, increased by $66.5 million, or 2.8%, from March 31, 2014, and by $246.5 million, or 11.3%, from June 30, 2013. In the second quarter of 2014, the Company began offering a savings deposit account to other financial institutions and added $71.8 million in deposits to this product, which drove the $87.5 million increase in linked quarter savings and money market deposit balances. Over the past year, non-interest-bearing demand deposits have grown by $48.4 million, or 12.6%, and totaled $433.2 million at June 30, 2014, or 17.8% of total deposits, driven by higher balances in commercial checking products.

Total shareholders' equity increased by $7.3 million to $557.4 million at June 30, 2014, from $550.1 million at March 31, 2014. The Company's tangible common equity ratio was 13.44% at June 30, 2014, a decrease of 110 basis points from March 31, 2014, and a decrease of 66 basis points from June 30, 2013.

Credit Quality

	At or For the Quarters Ended
	June	March	June
(unaudited)	2014	2014	2013
	(Dollars in thousands)
Net charge-offs	$159	$332	$1,223
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.03%	0.06%	0.27%
Net charge-offs/Average loans held for investment	0.02	0.05	0.19
Provision for loan losses	$1,197	$376	$1,858
Non-performing loans ("NPLs")	23,605	22,829	23,799
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	1.00%	1.03%	1.30%
NPLs/Total loans held for investment	0.76	0.82	0.87
Non-performing assets ("NPAs")	$23,845	$23,216	$24,356
NPAs to total assets	0.60%	0.64%	0.68%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	1.01	1.05	1.33
NPAs/Loans held for investment and foreclosed assets	0.76	0.83	0.89
Allowance for loan losses	$20,440	$19,402	19,277
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	0.87%	0.88%	1.05%
Allowance for loan losses/Total loans held for investment	0.66	0.69	0.70
Allowance for loan losses/Total Loans held for investment, excluding acquired loans & Warehouse Purchase Program loans [1]	0.90	0.92	1.15
Allowance for loan losses/NPLs	86.59	84.99	81.00
1 Excludes loans acquired in 2012 from Highlands, which were initially recorded at fair value.

The Company recorded a provision for loan losses of $1.2 million for the quarter ended June 30, 2014, compared to $376,000 for the quarter ended March 31, 2014, and $1.9 million for the quarter ended June 30, 2013. The linked quarter increase in the provision for loan losses was related to increased commercial loan production. Non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans, was 1.00% at June 30, 2014, compared to 1.03% at March 31, 2014, and 1.30% at June 30, 2013. Non-performing loans totaled $23.6 million at June 30, 2014, an increase of $776,000 from March 31, 2014, and a decrease of $194,000 from June 30, 2013. The $776,000 increase from the linked quarter was primarily due to a $1.1 million increase in non-performing consumer real estate loans, of which $606,000 was attributable to one loan that was past due and rated as Substandard. This increase was partially offset by a $724,000 decrease in commercial real estate non-performing loans from March 31, 2014, due to a commercial real estate loan that was returned to accrual status during the second quarter of 2014. Net charge-offs totaled $159,000 for the second quarter of 2014, compared to $332,000 for the first quarter of 2014, and $1.2 million for the second quarter of 2013.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended June 30, 2014, on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2014, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will host an investor conference call to review these results on Wednesday, July 23, 2014, at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10048340 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-888-317-6016 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10048340. This replay, as well as the webcast, will be available until August 13, 2014.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by ViewPoint Financial Group, Inc. (“ViewPoint”) with the Securities and Exchange Commission (the “SEC”), in ViewPoint’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the ViewPoint-LegacyTexas merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; ViewPoint’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in ViewPoint’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC.
ViewPoint does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2014. The registration statement includes a proxy statement/prospectus, which was mailed in definitive form to the shareholders of LegacyTexas on April 15, 2014. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT LEGACYTEXAS, VIEWPOINT AND THE MERGER. Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint are available free of charge by accessing ViewPoint’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Casey Farrell at (972) 801-5871.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Cash and due from financial institutions	$35,276	$33,627	$30,012	$33,803	$30,504
Short-term interest-bearing deposits in other financial institutions	130,632	88,238	57,962	40,223	27,280
Total cash and cash equivalents	165,908	121,865	87,974	74,026	57,784
Securities available for sale, at fair value	224,184	236,062	248,012	264,657	287,834
Securities held to maturity	267,614	280,490	294,583	307,822	330,969
Total securities	491,798	516,552	542,595	572,479	618,803
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	769,566	590,904	673,470	640,028	904,228
Loans held for investment	2,349,509	2,207,580	2,049,902	1,933,669	1,835,187
Gross loans	3,119,075	2,798,484	2,723,372	2,573,697	2,739,415
Less: allowance for loan losses and deferred fees on loans held for investment	(22,139)	(21,291)	(20,625)	(19,513)	(19,162)
Net loans	3,096,936	2,777,193	2,702,747	2,554,184	2,720,253
FHLB and Federal Reserve Bank stock, at cost	44,532	33,632	34,883	29,632	41,475
Bank-owned life insurance	35,863	35,718	35,565	35,379	35,231
Premises and equipment, net	51,955	52,736	53,272	52,729	52,865
Goodwill	29,650	29,650	29,650	29,650	29,650
Other assets	34,602	36,242	38,546	35,528	38,423
Total assets	$3,951,244	$3,603,588	$3,525,232	$3,383,607	$3,594,484
LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$433,194	$434,463	$410,933	$401,136	$384,836
Interest-bearing demand	476,203	479,432	474,515	451,248	464,262
Savings and money market	1,032,496	945,046	904,576	896,330	887,082
Time	493,833	510,305	474,615	499,228	453,000
Total deposits	2,435,726	2,369,246	2,264,639	2,247,942	2,189,180
FHLB advances	874,866	607,996	639,096	511,166	800,208
Repurchase agreement and other borrowings	25,000	25,000	25,000	25,000	25,000
Accrued expenses and other liabilities	58,240	51,247	52,037	59,410	46,662
Total liabilities	3,393,832	3,053,489	2,980,772	2,843,518	3,061,050

Shareholders’ equity
Common stock	400	399	399	400	399
Additional paid-in capital	381,808	379,578	377,657	375,563	373,378
Retained earnings	190,150	186,126	183,236	180,787	176,569
Accumulated other comprehensive income (loss), net	770	78	(383)	155	271
Unearned Employee Stock Ownership Plan (ESOP) shares	(15,716)	(16,082)	(16,449)	(16,816)	(17,183)
Total shareholders’ equity	557,412	550,099	544,460	540,089	533,434
Total liabilities and shareholders’ equity	$3,951,244	$3,603,588	$3,525,232	$3,383,607	$3,594,484

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Second Quarter 2014 Compared to:
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	First Quarter 2014		Second Quarter 2013
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$33,888	$30,388	$31,188	$30,805	$32,151	$3,500	11.5%	$1,737	5.4%
Taxable securities	2,453	2,565	2,583	2,337	2,457	(112)	(4.4)	(4)	(0.2)
Nontaxable securities	561	564	562	568	529	(3)	(0.5)	32	6.0
Interest-bearing deposits in other financial institutions	71	57	38	32	25	14	24.6	46	184.0
FHLB and Federal Reserve Bank stock	136	130	128	133	134	6	4.6	2	1.5
	37,109	33,704	34,499	33,875	35,296	3,405	10.1	1,813	5.1
Interest expense
Deposits	2,035	1,991	2,252	2,411	2,450	44	2.2	(415)	(16.9)
FHLB advances	1,948	1,927	1,971	2,066	2,205	21	1.1	(257)	(11.7)
Repurchase agreement	204	201	206	206	203	3	1.5	1	0.5
Other borrowings	—	—	1	4	—	—	—	—	—
	4,187	4,119	4,430	4,687	4,858	68	1.7	(671)	(13.8)
Net interest income	32,922	29,585	30,069	29,188	30,438	3,337	11.3	2,484	8.2
Provision (benefit) for loan losses	1,197	376	616	(158)	1,858	821	218.4	(661)	(35.6)
Net interest income after provision (benefit) for loan losses	31,725	29,209	29,453	29,346	28,580	2,516	8.6	3,145	11.0
Non-interest income
Service charges and fees	4,874	4,298	4,259	4,460	4,768	576	13.4	106	2.2
Other charges and fees	239	210	246	300	179	29	13.8	60	33.5
Bank-owned life insurance income	145	153	186	148	153	(8)	(5.2)	(8)	(5.2)
Gain on sale and disposition of assets	727	1	120	41	444	726	N/M [1]	283	63.7
Other	(556)	300	194	277	199	(856)	N/M [1]	(755)	N/M [1]
	5,429	4,962	5,005	5,226	5,743	467	9.4	(314)	(5.5)

Non-interest expense
Salaries and employee benefits	14,127	14,132	14,339	13,546	12,528	(5)	—	1,599	12.8
Merger and acquisition costs	652	169	663	—	—	483	285.8	652	N/M 1
Advertising	493	355	760	666	751	138	38.9	(258)	(34.4)
Occupancy and equipment	1,819	1,892	2,117	1,830	1,938	(73)	(3.9)	(119)	(6.1)
Outside professional services	486	525	824	682	570	(39)	(7.4)	(84)	(14.7)
Regulatory assessments	687	628	619	629	650	59	9.4	37	5.7
Data processing	1,708	1,662	1,747	1,733	1,729	46	2.8	(21)	(1.2)
Office operations	1,717	1,680	1,781	1,603	1,751	37	2.2	(34)	(1.9)
Other	1,661	1,112	1,278	1,484	1,786	549	49.4	(125)	(7.0)
	23,350	22,155	24,128	22,173	21,703	1,195	5.4	1,647	7.6
Income before income tax expense	13,804	12,016	10,330	12,399	12,620	1,788	14.9	1,184	9.4
Income tax expense	4,986	4,334	3,086	4,187	4,446	652	15.0	540	12.1
Net income	$8,818	$7,682	$7,244	$8,212	$8,174	$1,136	14.8%	$644	7.9%
1 N/M - not meaningful

VIEWPOINT FINANCIAL GROUP, INC.
Selected Financial Highlights (unaudited)

	At or For the Quarters Ended
	June	March	June
	2014	2014	2013
	(Dollars in thousands, except share and per share amounts)
SHARE DATA:
Weighted average common shares outstanding- basic	37,873,671	37,775,677	37,545,050
Weighted average common shares outstanding- diluted	38,121,374	38,019,519	37,692,513
Shares outstanding at end of period	39,995,720	39,946,560	39,926,716
Income available to common shareholders[1]	$8,721	$7,592	$8,058
Basic earnings per common share	0.23	0.20	0.21
Basic core (non-GAAP) earnings per common share[2]	0.26	0.21	0.22
Diluted earnings per common share	0.23	0.20	0.21
Dividends declared per share	0.12	0.12	0.10
Total shareholders' equity	557,412	550,099	533,434
Common shareholders' equity per share (book value per share)	13.94	13.77	13.36
Tangible book value per share- Non-GAAP[2]	13.17	13.00	12.58
Market value per share for the quarter:
High	29.34	28.85	20.81
Low	23.95	23.73	17.97
Close	26.91	28.85	20.81
KEY RATIOS:
Return on average common shareholders' equity	6.36%	5.62%	6.14%
Return on average assets	0.96	0.92	0.95
Efficiency ratio[3]	59.11	63.39	60.45
Estimated Tier 1 risk-based capital ratio[4]	16.42	17.88	17.97
Estimated total risk-based capital ratio[4]	17.06	18.55	18.66
Estimated Tier 1 leverage ratio[4]	14.43	15.66	14.71
Tangible equity to tangible assets- Non-GAAP[2]	13.44	14.54	14.10
Number of employees- full-time equivalent	523	549	561
1 Net of distributed and undistributed earnings to participating securities
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on foreclosed assets, amortization of intangible assets, gains (losses) from securities transactions, merger and acquisition costs and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve.

VIEWPOINT FINANCIAL GROUP, INC.
Selected Loan Data (unaudited)

	Ending Balances at
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,162,035	$1,118,059	$1,091,200	$1,035,383	$990,227
Warehouse Purchase Program loans	769,566	590,904	673,470	640,028	904,228
Commercial and industrial loans:
Commercial	579,561	517,247	425,030	373,390	288,054
Warehouse lines of credit	31,426	26,333	14,400	17,356	24,977
Total commercial and industrial loans	610,987	543,580	439,430	390,746	313,031
Construction and land loans:
Commercial construction and land	28,496	34,465	27,619	13,045	14,491
Consumer construction and land	3,445	2,604	2,628	2,307	5,980
Total construction and land loans	31,941	37,069	30,247	15,352	20,471
Consumer:
Consumer real estate	501,328	463,857	441,226	442,073	459,076
Other consumer loans	43,218	45,015	47,799	50,115	52,382
Total consumer	544,546	508,872	489,025	492,188	511,458
Gross loans held for investment	$3,119,075	$2,798,484	$2,723,372	$2,573,697	$2,739,415
Non-performing assets:
Commercial real estate	$7,386	$8,110	$7,604	$7,770	$8,625
Commercial and industrial	6,245	5,990	5,141	5,788	6,849
Construction and land	213	—	—	—	—
Consumer real estate	9,304	8,203	8,812	8,237	7,913
Other consumer loans	457	526	567	512	412
Total non-performing loans	23,605	22,829	22,124	22,307	23,799
Foreclosed assets	240	387	480	428	557
Total non-performing assets	$23,845	$23,216	$22,604	$22,735	$24,356
Total non-performing assets to total assets	0.60%	0.64%	0.64%	0.67%	0.68%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	1.00%	1.03%	1.08%	1.15%	1.30%
Total non-performing loans to total loans held for investment	0.76%	0.82%	0.81%	0.87%	0.87%
Allowance for loan losses to non-performing loans	86.59%	84.99%	87.50%	84.59%	81.00%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	0.87%	0.88%	0.94%	0.98%	1.05%
Allowance for loan losses to total loans held for investment	0.66%	0.69%	0.71%	0.73%	0.70%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	0.90%	0.92%	1.00%	1.05%	1.15%

Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$666	$—	$—	$—	$—
Commercial and industrial	162	167	185	190	196
Construction and land	—	2	2	3	4
Consumer real estate	729	732	737	741	744
Other consumer loans	43	44	47	51	54
Total performing TDRs	$1,600	$945	$971	$985	$998
Non-performing TDRs:[2]
Commercial real estate	$6,694	$7,401	$7,446	$7,559	$8,344
Commercial and industrial	2,194	2,333	349	277	75
Consumer real estate	3,199	3,024	3,070	2,690	2,215
Other consumer loans	411	471	503	470	317
Total non-performing TDRs	$12,498	$13,229	$11,368	$10,996	$10,951
Allowance for loan losses:
Balance at beginning of period	$19,402	$19,358	$18,869	$19,277	$18,642
Provision expense (benefit)	1,197	376	616	(158)	1,858
Charge-offs	(294)	(471)	(255)	(356)	(1,394)
Recoveries	135	139	128	106	171
Balance at end of period	$20,440	$19,402	$19,358	$18,869	$19,277
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$—	$34	$716
Commercial and industrial	53	192	43	204	64
Construction and land	—	—	—	—	—
Consumer real estate	54	77	14	(18)	320
Other consumer loans	52	63	70	30	123
Total net charge-offs	$159	$332	$127	$250	$1,223

[1] Excludes loans acquired from Highlands, which were initially recorded at fair value.
[2] Non-performing TDRs are included in the non-performing assets reported above.

VIEWPOINT FINANCIAL GROUP, INC.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Loans:	(Dollars in thousands)
Commercial real estate	$1,169,484	$1,130,304	$1,077,112	$1,007,449	$961,631
Warehouse Purchase Program loans	571,922	446,935	542,367	685,852	755,577
Commercial and industrial loans:
Commercial	561,026	449,867	376,557	316,506	288,481
Warehouse lines of credit	29,327	17,988	15,316	21,077	27,670
Consumer real estate	480,512	440,662	441,722	453,939	476,226
Other consumer loans	44,162	46,453	49,202	51,414	53,759
Less: deferred fees and allowance for loan loss	(21,683)	(20,767)	(20,002)	(18,982)	(18,649)
Loans receivable	2,834,750	2,511,442	2,482,274	2,517,255	2,544,695
Securities	545,944	562,607	592,769	640,041	680,931
Overnight deposits	118,529	96,292	64,210	54,860	45,810
Total interest-earning assets	$3,499,223	$3,170,341	$3,139,253	$3,212,156	$3,271,436
Deposits:
Interest-bearing demand	$468,283	$460,745	$455,983	$448,241	$459,433
Savings and money market	1,000,243	918,636	902,019	892,355	883,507
Time	503,035	493,196	478,244	458,431	451,110
FHLB advances and other borrowings	678,817	464,723	468,855	587,651	679,693
Total interest-bearing liabilities	$2,650,378	$2,337,300	$2,305,101	$2,386,678	$2,473,743

Total assets	$3,683,042	$3,354,668	$3,318,500	$3,390,837	$3,453,699
Non-interest-bearing demand deposits	$414,746	$414,919	$404,087	$405,344	$393,815
Total deposits	$2,386,307	$2,287,496	$2,240,333	$2,204,371	$2,187,865
Total shareholders' equity	$554,501	$547,201	$542,360	$537,901	$532,897

Yields/Rates:
Loans:
Commercial real estate	5.47%	5.38%	5.56%	5.50%	5.85%
Warehouse Purchase Program loans	3.56%	3.64%	3.79%	3.86%	3.87%
Commercial and industrial loans:
Commercial	4.21%	4.24%	4.92%	4.45%	4.97%
Warehouse lines of credit	3.64%	3.60%	3.51%	3.56%	3.57%
Consumer real estate	4.97%	4.98%	5.05%	5.15%	5.16%
Other consumer loans	6.07%	5.95%	6.07%	6.19%	5.94%
Loans receivable	4.78%	4.84%	5.03%	4.90%	5.05%
Securities	2.31%	2.32%	2.21%	1.90%	1.83%
Overnight deposits	0.24%	0.24%	0.24%	0.23%	0.22%
Total interest-earning assets	4.24%	4.25%	4.40%	4.22%	4.32%
Deposits:
Interest-bearing demand	0.37%	0.37%	0.38%	0.39%	0.41%
Savings and money market	0.30%	0.28%	0.28%	0.28%	0.27%
Time	0.69%	0.75%	0.99%	1.18%	1.23%

FHLB advances and other borrowings	1.27%	1.83%	1.86%	1.55%	1.42%
Total interest-bearing liabilities	0.63%	0.70%	0.77%	0.79%	0.79%
Net interest spread	3.61%	3.55%	3.63%	3.43%	3.53%
Net interest margin	3.76%	3.73%	3.83%	3.63%	3.72%
Cost of deposits (including non-interest-bearing demand)	0.34%	0.35%	0.40%	0.44%	0.45%

VIEWPOINT FINANCIAL GROUP, INC.
Supplemental Information- Non-GAAP Financial Measures (unaudited)

	At or For the Quarters Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share:	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$8,721	$7,592	$7,147	$8,096	$8,058
Distributed and undistributed earnings to participating securities [1]	97	90	97	116	116
Merger and acquisition costs	424	110	431	—	—
One-time payroll and severance costs	234	—	137	39	260
One-time (gain) loss on assets	415	7	(36)	(27)	—
Core (non-GAAP) net income	$9,891	$7,799	$7,776	$8,224	$8,434
Average shares for basic earnings per share	37,873,671	37,775,677	37,686,866	37,594,701	37,545,050
GAAP basic earnings per share	$0.23	$0.20	$0.19	$0.22	$0.21
Core (non-GAAP) basic earnings per share	$0.26	$0.21	$0.21	$0.22	$0.22
Average shares for diluted earnings per share	38,121,374	38,019,519	37,911,775	37,774,400	37,692,513
GAAP diluted earnings per share	$0.23	$0.20	$0.19	$0.21	$0.21
Core (non-GAAP) diluted earnings per share	$0.26	$0.21	$0.21	$0.22	$0.22

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$557,412	$550,099	$544,460	$540,089	$533,434
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(1,005)	(1,127)	(1,239)	(1,365)	(1,446)
Total tangible shareholders' equity	$526,757	$519,322	$513,571	$509,074	$502,338
Shares outstanding at end of period	39,995,720	39,946,560	39,938,816	39,951,884	39,926,716

Book value per share- GAAP	$13.94	$13.77	$13.63	$13.52	$13.36
Tangible book value per share- Non-GAAP	$13.17	$13.00	$12.86	$12.74	$12.58

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,951,244	$3,603,588	$3,525,232	$3,383,607	$3,594,484
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(1,005)	(1,127)	(1,239)	(1,365)	(1,446)
Total tangible assets	$3,920,589	$3,572,811	$3,494,343	$3,352,592	$3,563,388

Equity to assets- GAAP	14.11%	15.27%	15.44%	15.96%	14.84%
Tangible equity to tangible assets- Non-GAAP	13.44%	14.54%	14.70%	15.18%	14.10%
1 Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.